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                                                                    EXHIBIT 2.3


                                 FIRST AMENDMENT
                             TO SETTLEMENT AGREEMENT

         This First Amendment to Settlement Agreement (the "First Amendment") is made and entered into as of this 1st day of October by and among Crescent Real Estate Equities Limited Partnership ("Crescent"), Crescent Real Estate Equities Company ("Crescent REIT"), Crescent Operating, Inc. ("COPI"), Rosestar Management LLC, Canyon Ranch Leasing, L.L.C., Wine Country Hotel, LLC d/b/a Vintage Resorts, LLC, Rosestar Southwest, LLC and COI Hotel Group (collectively, the "Transferring Subsidiaries").

         WHEREAS, the parties hereto previously entered into that certain Settlement Agreement, dated as of February 14, 2002, relating to the various agreements among the parties that are documented therein (the "Effective Agreement");

         WHEREAS, the parties have consummated certain of the transactions provided for in the Effective Agreement and have commenced performance of other transactions;

         WHEREAS, COPI has requested that, in addition to the funds Crescent has already advanced to COPI under the COPI Budget Note for specified budgeted expenses, Crescent advance additional funds to COPI for additional operating expenses, and Crescent is willing to advance these funds to COPI in accordance with specified terms;

         WHEREAS, the parties have determined that they wish to change certain of the provisions of the Effective Agreement relating to transactions that have not yet been performed, to clarify certain provisions of the Effective Agreement and to enter into additional or revised agreements as to various matters; and

         WHEREAS, the parties desire to amend the Effective Agreement, in accordance with Section 10.07 of the Effective Agreement, to reflect such changes;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows.

1. CLARIFICATION AND AMENDMENT OF DEFINED TERM. The defined term "CEI/COPI Payments" contained in Section 1.01 is hereby deleted in its entirety and replaced with the following:

                                    "CEI/COPI Payments" means all amounts paid,
                  pre-paid, advanced, incurred or accrued up to and including the Confirmation Date by or on behalf of Crescent, Crescent REIT or their Affiliates in connection with the preparation of this Agreement, the Operative Agreements and the consummation of the transactions contemplated hereby and thereby, or relating hereto or thereto, including, without limitation, all such amounts paid, advanced, incurred or accrued by Crescent or Crescent REIT pursuant to, and in accordance with, Sections 2.07, 2.08, 2.09 and/or 2.15, and all fees and expenses of agents, representatives,



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                  counsel and accountants employed by Crescent, Crescent REIT or any of their Affiliates. Notwithstanding any of the foregoing, CEI/COPI Payments shall be reduced by the total amount of all optional or mandatory payments or prepayments, if any, whether applied to accrued interest or principal, on the Revised COPI Budget Note or the Second COPI Budget Note made by COPI.

         In connection with the foregoing clarification and amendment, the parties hereto agree and acknowledge that the deletion of the phrase "for out-of-pocket expenses," which was set forth immediately following the phrase "means all amounts paid, advanced, incurred or accrued" in the Effective Agreement constitutes a clarification of the original intent of the parties to the Effective Agreement as to the meaning of the defined term "CEI/COPI Payments," and not an amendment, change or other alteration of the meaning of such defined term.

2. AMENDMENT OF SECTION 1.02. Section 1.02 of the Effective Agreement is hereby amended to include, from and after the effective date of this First Amendment, the cross-references set forth below.

                  A. On the line immediately following the line containing the term "Registration Statement" and the reference to Section 2.10(b), the following shall be added to the list contained in Section 1.02 as a new line:

                  Revised COPI Budget Note                               2.09(a)

         with the term "Revised COPI Budget Note" included under the column designated "Term" and the number "2.09(a)" inserted under the column designated "Section".

                  B. On the line immediately following the line containing the term "SEC" and the reference to Section 2.04(a), the following shall be added to the list contained in Section 1.02 as a new line:

                  Second COPI Budget Note                                2.09(c)

         with the term "Second COPI Budget Note" included under the column designated "Term" and the number "2.09(c)" inserted under the column designated "Section".

3. REPLACEMENT OF EXHIBIT E AND AMENDMENT OF SECTION 2.03(a). From and after the date hereof, (i) the Plan of Reorganization attached to the Effective Agreement as Exhibit E is hereby superseded and replaced in its entirety by the new Exhibit E attached hereto, and (ii) all references to the "Plan" shall refer to such new Exhibit E.

4.       AMENDMENT OF SECTION 2.09.

                  A. Section 2.09 of the Effective Agreement is hereby amended to include, prior to subparagraph (a) of Section 2.09 the following:

                  Pursuant to advances made by Crescent to COPI pursuant to the original "COPI Budget Note" attached hereto as Exhibit H, Crescent has advanced the principal amount of $3,631,000 as of September 30, 2002.


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                  B. Section 2.09(a) of the Effective Agreement is hereby
         deleted in its entirety and replaced with the following:

                              (a) Subject to Section 5.05, Crescent has advanced
               funds to COPI sufficient for COPI to pay the reasonable and necessary budgeted and documented out-of-pocket operating expenses of COPI and its Subsidiaries (other than expenses attributed to, related to or incurred by CMC and its Subsidiaries), to the extent COPI and such Subsidiaries were unable to do so from their own resources, in accordance with the original "COPI Budget Note," which is that certain promissory note in the form attached as Exhibit H, in the original principal amount of up to $8,575,000. From and after the date hereof, the promissory note attached hereto as Exhibit H is superseded and replaced in its entirety by the amended and restated promissory note attached hereto as Exhibit H-1 (the "Revised COPI Budget Note").

                  C. Section 2.09(b) of the Effective Agreement is hereby deleted in its entirety and replaced with the following:

                                    (b) Crescent also has advanced funds to COPI
                  in accordance with the COPI Budget Note for the purposes, and in the amounts, specified in the Revised COPI Budget Note. In addition, Crescent agrees to advance funds to COPI in accordance with the Revised COPI Budget Note for the purposes, and in the amounts, specified therein.

                  D. Section 2.09(c) of the Effective Agreement is hereby redesignated as Section 2.09(d), and a new Section 2.09(c), in the form set forth below, is hereby inserted in substitution of Section 2.09(c) of the Effective Agreement.

                                    (c) Subject to Section 5.05, Crescent agrees
                  (i) to advance funds to COPI sufficient for COPI to pay the reasonable and necessary documented out-of-pocket operating expenses of COPI and its Subsidiaries (other than expenses attributed to, related to or incurred by CMC and its Subsidiaries), to the extent COPI and such Subsidiaries are unable to do so from their own resources, and (ii) to advance additional funds of up to $641,000.00 to COPI, in each case in accordance with a promissory note in the form attached as Exhibit H-2, in the original principal amount of up to $2,900,000 (the "Second COPI Budget Note"). The Second COPI Budget Note will be secured by a security interest in the claim, thing in action, general intangible and other collateral described in that certain Security Agreement of even date herewith made by COPI in favor of Crescent, on the terms set forth in such Security Agreement.

                  E. Section 2.09(d) of the Effective Agreement is hereby deleted in its entirety and replaced with the following, which shall be designated as Section 2.09(e).

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                                    (e) The provisions of (i) this Section 2.09,
                  the COPI Budget Note, the Revised COPI Budget Note and the Second COPI Budget Note, on the one hand, and (ii) Section 2.01(e), on the other, are mutually exclusive.

5. AMENDMENT OF SECTION 2.10(a). Section 2.10(a) of the Effective Agreement is hereby deleted in its entirety and replaced with the following:

                                    (a) In the event that the COPI Stockholder
                  Acceptances are obtained, then on the Effective Date, each person who is a holder of shares of COPI Common Stock on the date the confirmation order has been entered by the Bankruptcy Court (the "Confirmation Date") shall be entitled to receive the number of common shares of beneficial interest, par value $.01 per share, of Crescent REIT (the "Crescent REIT Common Shares"), equal to the product of (i) (A) the number of shares of COPI Common Stock owned by such stockholder on the Confirmation Date, divided by (B) the total number of shares of COPI Common Stock outstanding on the Confirmation Date, and
                  (ii) the quotient of (A) the Consideration Amount (as defined below), and (B) the average of the daily closing prices per Crescent REIT Common Share as reported on the New York Stock Exchange Composite Transactions reporting system for the 10 consecutive trading days immediately preceding the Confirmation Date. For purposes of this section, the "Consideration Amount" shall be an amount equal to the greater of (x) $10,828,497, less an amount, if any, equal to the amount by which the CEI/COPI Payments exceed $5,200,000, and
                  (y) $2,165,699.40. No certificate or scrip representing fractional Crescent REIT Common Shares shall be issued, and all fractional shares shall be rounded up or down to the nearest whole Crescent REIT Common Share.

6. ADDITION OF NEW SECTION 2.15. A new Section 2.15, which shall read as follows, is hereby inserted immediately following Section 2.14 of the Effective Agreement:

                           2.15 Claims of Unsecured Creditors.

                                    (a) The parties hereby acknowledge that,
                  after the execution of the Effective Agreement, the Official Committee of Unsecured Creditors of CMC established in connection with the bankruptcy of CMC has advised COPI, and COPI subsequently advised Crescent, that such Committee has asserted certain claims against COPI and that it may assert additional or supplemental claims against COPI and certain of COPI's current and former directors and officers. COPI has also advised Crescent that it disputes these claims and believes they are without merit.

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                                    (b) The parties further acknowledge that
                  other unsecured creditors not currently Known to COPI may in the future make claims in connection with the COPI bankruptcy.

                                    (c) In connection with any claim or claims
                  that either are specified or are of the type specified in subsections (a) or (b) of this Section 2.15, Crescent shall have the right, but no obligation, to offer, and COPI shall have the right to permit Crescent, to settle or assume any one or more of such claims on such terms, including the value of the settlement or assumption, as shall be agreed by and among COPI, Crescent and Crescent REIT on or before the Effective Date.

7. AMENDMENT OF SECTION 3.12. Section 3.12 of the Effective Agreement is hereby deleted in its entirety and replaced with the following:

                           3.12     Claims Against COPI.

                           Other than the claims referred to in Sections 2.06
                  through 2.09 and in Section 2.15(a), to COPI's Knowledge, there are no obligations or claims existing or assertable against COPI.

8. AUTHORITY. Each party to this First Amendment represents that such party has full power and authority to enter into this First Amendment, and that this First Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

9. DEFINED TERMS CONTAINED IN EFFECTIVE AGREEMENT. Except as the context may otherwise require, any terms used in this First Amendment which are defined in the Effective Agreement shall have the same meaning for purposes of this First Amendment as in the Effective Agreement.

10. EFFECTIVE DATE OF FIRST AMENDMENT. This Amendment will become effective as of the date first above written. From and after the effective date of this First Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Operative Agreements or any other documents entered into in connection with the Agreement, shall mean and be a reference to the Effective Agreement as amended by this First Amendment.

11. REMAINDER OF EFFECTIVE AGREEMENT NOT AFFECTED. Except as specifically amended by this First Amendment, the Effective Agreement is hereby ratified, confirmed, and reaffirmed for all purposes and in all respects.

12. COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.



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         IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.


                                   CRESCENT REAL ESTATE EQUITIES
                                   LIMITED PARTNERSHIP


                                   By:   Crescent Real Estate Equities, Ltd.,
                                         its general partner



                                   By:  /s/ DAVID DEAN
                                        --------------------------------------
                                        Name: David Dean
                                        Title: Executive Vice President,
                                               Law and Administration


                                   CRESCENT REAL ESTATE EQUITIES COMPANY



                                   By:  /s/ DAVID DEAN
                                        --------------------------------------
                                        Name: David Dean
                                        Title: Executive Vice President,
                                               Law and Administration

                                   CRESCENT OPERATING, INC.


                                   By:  /s/ JEFFREY L. STEVENS
                                        --------------------------------------
                                        Name:  Jeffrey L. Stevens
                                        Title:  Executive Vice President



                                   ROSESTAR MANAGEMENT LLC


                                   By:  /s/ JEFFREY L. STEVENS
                                        --------------------------------------
                                        Name:  Jeffrey L. Stevens
                                        Title:  Manager



                                   CANYON RANCH LEASING, L.L.C.


                                   By:   Rosestar Management, LLC, its manager


                                         By: /s/ JEFFREY L. STEVENS
                                             ----------------------------------
                                              Name:  Jeffrey L. Stevens
                                              Title:  Manager



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                                   WINE COUNTRY HOTEL, LLC


                                   By:  /s/ JEFFREY L. STEVENS
                                        --------------------------------------
                                        Name:  Jeffrey L. Stevens
                                        Title:  Manager



                                   ROSESTAR SOUTHWEST, LLC


                                   By:   RSSW Corp., its manager



                                         By: /s/ JEFFREY L. STEVENS
                                             ----------------------------------
                                              Name:  Jeffrey L. Stevens
                                              Title:  President



                                   COI HOTEL GROUP, INC.



                                   By: /s/ JEFFREY L. STEVENS
                                       ----------------------------------------
                                        Name:  Jeffrey L. Stevens
                                        Title:  Chairman